Exhibit 99.1

Tech Data Corporation Reports First Quarter Fiscal Year 2019 Results

CLEARWATER, Fla., May 31, 2018 /PRNewswire/ -- Tech Data (NASDAQ: TECD) (the "Company") today announced its financial results for the first quarter ended April 30, 2018.

	First quarter ended April 30,
($ in millions, except per share amounts)	2018	2017	Y/Y Change
Net Sales	$8,548.3	$7,023.6	22%

Operating income (GAAP)	$70.5	$75.1	-6%
Operating margin (GAAP)	0.82%	1.07%	-25 bps

Operating income (Non-GAAP)	$124.1	$123.2	1%
Operating margin (Non-GAAP)	1.45%	1.75%	-30 bps

Net income (GAAP)	$33.7	$30.7	10%
Net income (Non-GAAP)	$70.8	$70.1	1%

EPS - diluted (GAAP)	$0.87	$0.82	6%
EPS - diluted (Non-GAAP)	$1.84	$1.87	-2%

Net sales and operating margin percentages for fiscal year 2018 have been adjusted to reflect the adoption on a full retrospective basis of the new revenue recognition standard ("ASC 606") that the Company adopted as of February 1, 2018.

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.

This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com/investor.

Financial Highlights for the First Quarter Ended April 30, 2018:

  Net sales were $8.5 billion, an increase of 22 percent compared to the prior-year quarter. The increase in net sales year-over-year is primarily attributed to changes in foreign currency exchange rates and an additional month of Technology Solutions' ("TS") sales. On a constant currency basis, net sales increased 13 percent.

    Americas: Net sales were $3.6 billion (42 percent of worldwide net sales), an increase of 15 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to an additional month of TS sales.

    Europe: Net sales were $4.7 billion (55 percent of worldwide net sales), an increase of 26 percent compared to the prior-year quarter. The increase in net sales year-over-year is primarily attributed to changes in foreign currency exchange rates and an additional month of TS sales. On a constant currency basis, net sales increased 10 percent.

    Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales), an increase of 48 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to an additional month of TS sales. On a constant currency basis, net sales increased 46 percent.

  Gross profit was $523.1 million, an increase of $66.0 million, or 14 percent compared to the prior-year quarter. The increase in gross profit is primarily attributed to an additional month of TS results and changes in foreign currency exchange rates. As a percentage of net sales, gross profit was 6.12 percent compared to 6.51 percent in the prior-year quarter.

  Selling, general and administrative ("SG&A") expenses were $422.4 million, or 4.94 percent of net sales, compared to $352.6 million, or 5.02 percent of net sales in the prior-year quarter. Non-GAAP SG&A expenses were $399.1 million, an increase of $65.2 million, or 20 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A expenses were 4.67 percent, compared to 4.75 percent in the prior-year quarter. The increase in dollars, on both a GAAP and non-GAAP basis, is primarily attributed to the additional month of TS results and changes in foreign currency exchange rates.

  Worldwide operating income was $70.5 million, or 0.82 percent of net sales compared to $75.1 million or 1.07 percent of net sales in the prior-year quarter. Non-GAAP operating income was $124.1 million, an increase of $0.9 million, or 1 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.45 percent compared to 1.75 percent in the prior-year quarter.

    Americas: Operating income was $61.3 million, or 1.70 percent of net sales, compared to $50.9 million, or 1.62 percent of net sales in the prior-year quarter. Non-GAAP operating income was $85.9 million, an increase of $7.4 million, or 9 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 2.38 percent compared to 2.50 percent in the prior-year quarter.

    Europe: Operating income was $17.3 million, or 0.37 percent of net sales, compared to $24.8 million, or 0.67 percent of net sales in the prior-year quarter. Non-GAAP operating income was $43.6 million, a decrease of $0.5 million, or 1 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 0.94 percent compared to 1.19 percent in the prior-year quarter.

    Asia Pacific: Operating loss was ($0.6) million, or (0.21) percent of net sales, compared to operating income of $4.3 million, or 2.37 percent of net sales in the prior-year quarter. Non-GAAP operating income was $1.1 million, a decrease of $4.1 million, or 79 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 0.40 percent compared to 2.87 percent in the prior-year quarter.

    Stock-based compensation expense was $7.6 million, an increase of $2.7 million, compared to the prior-year quarter. This includes $1.0 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

  Net income was $33.7 million, compared to $30.7 million in the prior-year quarter. Non-GAAP net income was $70.8 million, an increase of $0.8 million, or 1 percent, compared to the prior-year quarter.

  Earnings per share on a diluted basis ("EPS") were $0.87, compared to $0.82 in the prior year quarter. Non-GAAP EPS was $1.84, a decrease of $0.03, or 2 percent compared to the prior-year quarter.

  Net cash used by operations during the quarter was $567 million.

  Return on invested capital for the trailing twelve months was 4 percent, compared to 11 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 11 percent, compared to 13 percent in the prior year.

"During Q1, our teams capitalized on upside demand, prudently controlled costs and effectively managed through vendor program changes. The result was topline growth and operating results that exceeded our expectations. Our performance is a testament to the flexibility of our business model, our strong relationships with channel partners, and to our teams' ability to execute and deliver a solid performance," said Robert M. Dutkowsky, chairman and chief executive officer. "Our end-to-end solutions model has set the standard for IT distribution and we are prepared and excited to enter our next chapter as the IT Distributor of the Future. Tech Data's success story is built on our ability over the years to evolve and transform with the IT market. By following this path, we ensure that we strengthen our role as the vital link in the IT ecosystem for our channel partners and, in turn, create value for our shareholders."

Business Outlook

  For the quarter ending July 31, 2018, the Company anticipates worldwide net sales to be in the range of $8.6 billion to $8.9 billion.

  For the quarter ending July 31, 2018, the Company anticipates EPS to be in the range of $1.13 to $1.43 and non-GAAP EPS to be in the range of $1.95 to $2.25.

  This guidance assumes an average U.S. dollar to euro exchange rate of $1.18 to €1.00.

  This guidance assumes weighted average diluted shares outstanding of 38.8 million.

  For the quarter ending July 31, 2018, and the fiscal year ending January 31, 2019, the Company anticipates its effective tax rate will be in the range of 25 percent to 27 percent.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the first quarter ended April 30, 2018. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as "constant currency"), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and related interest expense, tax indemnifications, acquisition-related financing expenses, changes in deferred tax valuation allowances and the impact of US tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data's plans, objectives, expectations and intentions, Tech Data's financial results and estimates and/or business prospects, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts, and projections about the operating environment, economies and markets in which Tech Data operates and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data's future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data's Annual Report on Form 10-K for the year ended January 31, 2018, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the "SEC") that are available at the SEC's website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data's control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data's expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 83 on the Fortune 500® and has been named one of Fortune's "World's Most Admired Companies" for nine straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, and Facebook.

Contacts:
Charles V. Dannewitz, Executive Vice President,Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com)

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three months ended
	April 30,
	2018	2017
		(As Adjusted 1)
Net sales	$ 8,548,319	$ 7,023,620
Cost of products sold	8,025,202	6,566,532
Gross profit	523,117	457,088
Operating expenses:
Selling, general and administrative expenses	422,361	352,632
Acquisition, integration and restructuring expenses	33,225	42,066
LCD settlements and other, net	(2,965)	(12,688)
	452,621	382,010
Operating income	70,496	75,078
Interest expense	25,922	31,008
Other expense (income), net	1,917	(415)
Income before income taxes	42,657	44,485
Provision for income taxes	8,958	13,831
Net income	$ 33,699	$ 30,654

Earnings per share:
Basic	$ 0.88	$ 0.82
Diluted	$ 0.87	$ 0.82
Weighted average common shares outstanding:
Basic	38,281	37,251
Diluted	38,561	37,468

[1] Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606) on a full retrospective basis.

TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (In thousands, except par value and share amounts)

	April 30,	January 31,
	2018	2018
ASSETS	(unaudited)	(As Adjusted 1)
Current assets:
Cash and cash equivalents	$ 345,577	$ 955,628
Accounts receivable, net	5,250,159	6,035,716
Inventories	2,917,468	2,965,521
Prepaid expenses and other assets	418,179	403,548
Total current assets	8,931,383	10,360,413
Property and equipment, net	270,738	279,091
Goodwill	958,190	969,168
Intangible assets, net	1,051,408	1,086,772
Other assets, net	208,065	224,915
Total assets	$ 11,419,784	$ 12,920,359

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,701,778	$ 6,962,193
Accrued expenses and other liabilities	1,012,750	1,169,986
Revolving credit loans and current maturities of long-term debt, net	114,417	132,661
Total current liabilities	6,828,945	8,264,840
Long-term debt, less current maturities	1,505,174	1,505,248
Other long-term liabilities	216,953	228,779
Total liabilities	$ 8,551,072	$ 9,998,867
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at April 30, 2018 and January 31, 2018	$ 89	$ 89
Additional paid-in capital	822,117	827,301
Treasury stock, at cost (20,927,954 and 21,083,972 shares at April 30, 2018 and January 31, 2018)	(933,167)	(940,124)
Retained earnings	2,779,633	2,745,934
Accumulated other comprehensive income	200,040	288,292
Total shareholders' equity	2,868,712	2,921,492
Total liabilities and shareholders' equity	$ 11,419,784	$ 12,920,359

[1] Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606) on a full retrospective basis.

TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands)

	Three months ended April 30, 2018
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 3,618,206	$ 4,661,702	$ 268,411		$ 8,548,319
GAAP operating income (loss)(1)	$ 61,342	$ 17,318	$ (577)	$ (7,587)	$ 70,496
Acquisition, integration and restructuring expenses	13,916	17,988	321	1,000	33,225
Acquisition-related intangible assets amortization expense	13,643	8,329	1,332		23,304
LCD settlements and other, net	(2,965)	-	-		(2,965)
Total non-GAAP operating income adjustments	$ 24,594	$ 26,317	$ 1,653	$ 1,000	$ 53,564
Non-GAAP operating income	$ 85,936	$ 43,635	$ 1,076	$ (6,587)	$ 124,060
GAAP operating margin	1.70%	0.37%	-0.21%		0.82%
Non-GAAP operating margin	2.38%	0.94%	0.40%		1.45%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended April 30, 2017
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 3,135,322	$ 3,707,265	$ 181,033		$ 7,023,620
GAAP operating income(1)	$ 50,900	$ 24,799	$ 4,297	$ (4,918)	$ 75,078
Acquisition, integration and restructuring expenses	30,182	11,572	-	312	42,066
Acquisition-related intangible assets amortization expense	10,101	7,748	900		18,749
LCD settlements and other, net	(12,688)	-	-		(12,688)
Total non-GAAP operating income adjustments	$ 27,595	$ 19,320	$ 900	$ 312	$ 48,127
Non-GAAP operating income	$ 78,495	$ 44,119	$ 5,197	$ (4,606)	$ 123,205
GAAP operating margin	1.62%	0.67%	2.37%		1.07%
Non-GAAP operating margin	2.50%	1.19%	2.87%		1.75%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands)

Selling, general and administrative expenses ("SG&A")	Three months ended April 30,
	2018	2017
Net Sales	$ 8,548,319	$ 7,023,620
GAAP SG&A	422,361	352,632
Acquisition-related intangible assets amortization expense	(23,304)	(18,749)
Non-GAAP SG&A	$ 399,057	$ 333,883

GAAP SG&A percentage of net sales	4.94%	5.02%
Non- GAAP SG&A percentage of net sales	4.67%	4.75%

	Three months ended April 30,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$33,699	$0.87	$30,654	$0.82
Acquisition, integration and restructuring expenses	33,225	0.86	42,066	1.12
Acquisition-related intangible assets amortization expense	23,304	0.61	18,749	0.50
LCD settlements and other, net	(2,965)	(0.08)	(12,688)	(0.34)
Acquisition-related financing expenses	-	-	8,807	0.24
Value added tax assessments and related interest expense	(928)	(0.02)	-	-
Income tax effect of adjustments above	(12,908)	(0.33)	(17,529)	(0.47)
Reversal of deferred tax valuation allowances	(2,600)	(0.07)	-	-
Non-GAAP results	$70,827	$1.84	$70,059	$1.87

Return on Invested Capital (ROIC)

	Twelve months ended April 30,
TTM Net Operating Profit After Tax (NOPAT)*:	2018	2017
Operating income	$ 405,497	$ 314,422
Income taxes on operating income(1)	(242,229)	(75,583)
NOPAT	$ 163,268	$ 238,839

Average Invested Capital:
Short-term debt (5-qtr end average)	$ 262,413	$ 251,115
Long-term debt (5-qtr end average)	1,683,828	697,482
Shareholders' Equity (5-qtr end average)	2,745,501	2,197,319
Total average capital	4,691,742	3,145,916
Less: Cash (5-qtr end average)	(751,732)	(1,040,295)
Average invested capital less average cash	$ 3,940,010	$ 2,105,621
ROIC	4%	11%

* Trailing Twelve Months is abbreviated as TTM.

(1) Income taxes on operating income was calculated using the trailing 12 months effective tax rate during the respective periods.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended April 30,
TTM Net Operating Profit After Tax (NOPAT), as adjusted *:	2018	2017
Non-GAAP operating income(1)	$ 603,559	$ 404,583
Income taxes on non-GAAP operating income(2)	(178,518)	(117,875)
NOPAT, as adjusted	$ 425,041	$ 286,708

Average Invested Capital, as adjusted:
Short-term debt (5-qtr end average)	$ 262,413	$ 251,115
Long-term debt (5-qtr end average)	1,683,828	697,482
Shareholders' Equity (5-qtr end average)	2,745,501	2,197,319
Tax effected impact of non-GAAP adjustments(3)	95,713	20,249
Total average capital, as adjusted	4,787,455	3,166,165
Less: Cash (5-qtr end average)	(751,732)	(1,040,295)
Average invested capital less average cash	$ 4,035,723	$ 2,125,870
Adjusted ROIC	11%	13%

* Trailing Twelve Months is abbreviated as TTM.

(1) Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, LCD settlements and other, net, value added tax assessments and acquisition-related intangible assets amortization expense

(2) Income taxes on non-GAAP operating income was calculated using the trailing 12 months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.
(3) Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.

Guidance Reconciliation

	Three months ending July 31, 2018
	Low end of guidance range	High end of guidance range
Earnings per share - diluted	$1.13	$1.43
Acquisition, integration and restructuring expenses	0.49	0.49
Acquisition-related intangible assets amortization expense	0.60	0.60
Income tax effect of the above adjustments	(0.27)	(0.27)
Non-GAAP earnings per share - diluted	$1.95	$2.25